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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors
Anaren Microwave, Inc.

     We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Syracuse, New York
October 23, 1997